         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                       INVESTMENT COMPANY ACT FILE NO. 811-4800
________________________________________________________________________________

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549
                                     ------------

                                       FORM N-2

                                REGISTRATION STATEMENT
                       UNDER THE INVESTMENT COMPANY ACT OF 1940

                                   AMENDMENT NO. 13

                    KLEINWORT BENSON AUSTRALIAN INCOME FUND, INC.
                  (Exact Name of Registrant as Specified in Charter)

                  Four Embarcadero Center, San Francisco, CA  94111
                       (Address of Principal Executive Offices)

                                    (415)954-5400
                 (Registrant's Telephone Number, including Area Code)

                                 Robert J. Goldstein
                    Kleinwort Benson Australian Income Fund, Inc.
                               Four Embarcadero Center
                               San Francisco, CA  94111
                       (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. __

It is proposed that this filing will become effective (check    appropriate box)
     ___ when declared effective pursuant to section 8(c)

If appropriate, check the following box:
     ___ this post-effective amendment designates a new effective date for a previously filed post-effective amendment.
     ___ This form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -____.


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                                        PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

          Amended Section 2 of Article I of the Registrant's By-laws, as adopted May 27, 1999 by the Registrant's Board of Directors, is filed herewith as
Exhibit 2.c.

                                      SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California, on the 4th day of June 1999.


                                        KLEINWORT BENSON AUSTRALIAN
                                        INCOME FUND, INC.


                                        By /s/ Robert J. Goldstein
                                               Robert J. Goldstein
                                                Secretary

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                                    EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION                             METHOD OF FILING
-----------         -----------                             -----------------
2.c.                Amended Section 2 of Article I of the   Filed Herewith.
                    Registrant's By-laws.

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